Exhibit 10.11

OPTION - AGREEMENT

This Agreement is entered into between	Fraunhofer-Gesellschaft zur Forderung der angewandten Forschung e.V.,

whose Registered Office is at	HansastraBe 27c 80686 Munchen Germany

- hereinafter called “FhG” -

for its	Fraunhofer-Einrichtung fur Modulare Festkorper-Technologien

HansastraBe 27 d 80686 Munchen Germany

- hereinafter called “EMFT -

and	COGNOS Therapeutics, Inc.

whose Registered Office is at	6053 West Century Boulevard No. 1000 Los Angeles, CA 90045 USA

- hereinafter called “COGNOS” -

1	March 24, 2017

I.	Preamble

WHEREAS, FhG (by its EMFT) is active in the field of “microfluid actuators”. EMFT is one of about 60 Fraunhofer Institutes without legal entity.

AND WHEREAS, COGNOS is active in the field of developing and commercializing medical products to treat brain diseases.

AND WHEREAS, FhG (by EMFT) is the owner of several Intellectual Property Rights in the field of micro-valves and micro-pumps, listed in Annex A.

AND WHEREAS, COGNOS and EMFT intend to implement a feasibility project in the field of COGNOS’ activities.

AND WHEREAS, in connection with these feasibility projects COGNOS is interested in exploiting the Intellectual Property Right and Future Intellectual Property Rights as set forth herein.

AND WHEREAS, FhG is willing to offer COGNOS an Option Agreement to enter into a license agreement in said Intellectual Property Rights upon the terms and conditions hereinafter set forth.

II.	Definitions

1.	“COGNOS” shall mean the COGNOS Inc.

“DOS” shall mean the Department Micro Dosing Systems of EMFT.

2.	“Licensed Products” are systems containing micro diaphragm pumps made of Silicon or other materials as described in the Intellectual Property Rights (IPR) or Future Intellectual Property Rights (FIPR) that, following the exercise of this Option and the entry into the license described in this Option, would infringe upon any licensed IPR or FIPR but for the grant of the license.

3.	“Implantable Pump” (as used in Field of Use, defined in Annex B) means any pump that is to be totally introduced, surgically or medically, into the human body and which (a) is intended to remain after the procedure for at least thirty (30) days, and (b) can only be removed by further medical or surgical intervention. Portions of a pump system (e.g. the controller, external display devices, etc.) may exist outside the human body.

4.	“Intellectual Property Rights” or “IPR” are the patents and patent applications listed in Annex A as well as all patents issuing and patent applications filed anywhere in the world for FhG listed in Annex A, including those issuing by continuations (including continuation in parts), divisional applications and any reissues of such patents. Annex A has to be updated according to clause 111.2. Annex A is part of this Option-Agreement.

5.	“Future Intellectual Property Rights” or “FIPR” are patent applications filed by FhG for inventions made by DOS as well as all patents issuing there from, including those issuing by continuations (including continuation in parts), divisional applications and any reissues of such patents, which refer to further developments or improvements pertaining to the Fields of Use defined in Annex B, developed by DOS during the term and in connection of the Feasibility Project.

2	March 24, 2017

6.	“Effective Date” is the date, when this Agreement is signed by both parties.

7.	“Elected Countries” means US, DE CN, JP As for IPR filed before the Effective Date, “Elected Countries” will mean the countries in which applications for IPR were actually filed, as set forth on Annex A, which may not include all the countries designated in the preceding sentence.

8.	“Exploitation” means to make, have made, manufacture, use, lease, offer to lease, market, sell and offer to sell, only for human medical use (including related research and development) the Licensed Products in the Fields of Use set forth in Annex B.

9.	“Feasibility Project” shall mean ongoing research and development offered and done by EMFT at the direction and order of COGNOS.

10.	“Know-how” shall mean:- design considerations of the micro pump,

-	considerations of the influence of tolerances to the pump performance,

-	manufacturing flow charts of the silicon micropump and piezo mounting to the silicon chip,

-	guidelines to drive the piezo actuator,

-	guidelines to test the component fluidically

-	considerations and guidelines to integrate the micropump in the system which shall be developed during the Feasibility Project.

The Know-how shall be transferred to COGNOS after the end of the Feasibility Project, in the case COGNOS exercises the Option.

Ill.	Agreement

1.	Option

1.1	FhG grants COGNOS an Option to enter into a license contract in accordance with Annex B. Upon entry into the license all obligations of COGNOS under the Option Agreement shall be superseded by the obligations of COGNOS under the license.

1.2	Options to FIPR shall be granted by FhG to COGNOS provided COGNOS reimburses FhG 50% for all expenses incurred to file, prosecute and maintain these FIPR in the Elected Countries. FhG shall send to COGNOS copies of invoices (or other evidence of payment) and COGNOS shall pay these invoices within sixty days of receipt.

FhG shall offer COGNOS this FIPR in written form and COGNOS shall within three (3) months of receipt of this written offer inform FhG, if COGNOS wants to take an option for an exclusive license in the Field of Use under this FIPR in the Elected Countries.

The three (3) month period provided above may be extended by an additional three (3) months at the option of COGNOS if COGNOS believes that further work must be done to provide evidence of feasibility or proof-of-concept before making a decision on whether it wishes to pursue patent protection of such FIPR in the Elected Countries.

If there will be no answer from COGNOS in the three (3) month period, so FhG shall be free in its decision to pursue Exploitation of this FIPR. FhG shall also be free to pursue Exploitation of FIPR in countries other than the Elected Countries.

3	March 24, 2017

1.3	COGNOS can exercise the Option granted herein from the Effective Date until one (1) year after the date of the end of the Feasibility Project (Option Period).

The exercising of the Option has to be made by registered mail from COGNOS to FhG’s Patent- and License Department. Promptly after COGNOS’s exercising the parties shall start negotiations on a License Agreement per Annex B.

1.4	During the Option Period FhG shall not have the right to grant licenses or options for licenses under the IPR with respect to the Field of Use in the Territory of the license envisaged.

In addition during the Option Period, FhGwill not have the right to grant exclusive licenses or options for exclusive licenses under the the Know-how in the Territory of the license envisaged.

This shall also apply to FIPR, provided COGNOS reimburses FhG’s costs according to clause 111.1.2.

2.	Option fee

For granting of the Option COGNOS shall pay to FhG an Option Fee of EUR 35,000 (thirty five thousand EURO) per calendar year. This amount is not refundable.

The Option Fee is due within 30 (thirty) days after the beginning of each calendar year.COGNOS shall pay only upon FhG’s invoice and shall pay all local fees, taxes, duties, or charges of any kind and shall not deduct them from the initial payment due unless such deductions may be offset against FhG’s own tax liabilities.

The first EUR 35,000 (thirty five thousand EURO) are payable for the year 2017, within three weeks after the Effective Date.

COGNOS shall reimburse FhG EUR 20,000 (twenty thousand EURO) for cost FhG had already paid for IPR, as set forth in Annex A attached hereto up to the effective date of this Option Agreement. This amount is payable within three weeks after the Effective Date. No additional amount shall be payable for previously incurred costs by FhG for IPR.

During the Option Period COGNOS shall reimburse FhG 50% for all expenses incurred to obtain and maintain the IPR and also for all FIPR for which COGNOS has an Option to a license according to 111.1.2. FhG shall send to COGNOS copies of invoices (or other evidence of payment) and COGNOS shall pay these invoices within sixty days of receipt.

For clarification:

Within thirty days from the Effective Date COGNOS may identify further IPR from the list EMFT has already sent to COGNOS. This IPR will be added to Annex A.

COGNOS will only be responsible to pay 50% of the expenses for applications added to and listed in Annex A.

COGNOS also will have the right to drop its option to any application listed in Annex A by written notice to FhG. For any dropped application the obligation of COGNOS to reimburse 50 % of the expenses does not apply from the date of notice. This dropped application will be removed from Annex A.

COGNOS will also have the right to add an application to the IPR in future if offered by FhG. In this case Annex A will be extended. For added IPR COGNOS will be responsible to pay 50 % of the expenses.

4	March 24, 2017

3.	Territory of Option

The Option to the Know-how is granted to all countries of the world, and their territories and possessions. Options to IPR according to Annex A and for FIPR shall be granted in the Elected Countries. For clarity, COGNOS will be able to sell products in countries where no IPR or FIPR exists subject only to the payment of the license fee/royalty for Know-how.

4.	Assignment

COGNOS may assign this Option-Agreement - with all rights and obligations - without approval of FhG as part of the sale of COGNOS’s entire interest in the development of implantable pumps. COGNOS shall give FhG written notice of such assignment immediately. Otherwise COGNOS shall not have the right to assign the rights of this Option-Agreement to third parties without the written approval of FhG, which approval shall not be unreasonably denied.

5.	Warranties

5.1	FhG is not liable for any infringements or damages of third parties’ rights in consequence of COGNOS’s Exploitation of the Option.

5.2	FhG is in no event liable for, respectively does not warrant the trustworthiness, quality, industrial exploitability, serviceability of the IPR, FIPR and/or the Licensed Products for the supposed purpose or any other purpose.

5.3	The liability of FhG and its legal representatives and there employed in fulfilment of this Option Agreement is limited to cases of willful intent or gross negligence irrespective of the legal ground.

6.	Period of validity; Termination on Breach

The Option-Agreement remains in force from the Effective Date until the parties have signed a License Contract according to Annex B (in the case of Option exercising by COGNOS) or in the case the Option Agreement has been terminated.

FhG may terminate this Option Agreement if there are no Feasibility Projects according to clause 11.9 between the parties or other work orders from Cognos to FhG and accepted by FhG for a period of one year. In the event that FhG rejects an order, it shall do so in writing giving a reasonable basis for its non-acceptance.

Each party shall have the right to terminate this Option-Agreement for material breach by the other party without notice.

7.	Applicable law, arbitration

7.1	This Option-Agreement shall be construed according to the laws of Germany.

7.2	This Option-Agreement is based on mutual trust. The parties hereto shall endeavour to settle any disputes on an amicable basis.

In cases where no such amicable settlement is possible all disputes arising in connection with the present Option-Agreement shall be decided by the competent German court.

5	March 24, 2017

8.	Salvatorian Clause

The ineffectiveness of one or more provisions of this agreement does not affect the validity of the others. Each party to this Agreement can in this case demand that a new valid provision be agreed which best achieves the economic purpose of the in effective provision.

Alpine, .....................	Munchen, . J..../¼. ’} 2:- 2 /iAl-

COGNOS THERAPEUTICS, INC.	FRAUNHOFER-Gesellschaft

:::c!	/s/ Michael Groß	/s/ Thomas Thurm
(Frank Adell, CEO)	(Dr. Michael Groß)	(Thomas Thurm)

Effective Date: March 27, 2017	Effective Date: 27 March 2017

6	March 24, 2017

Annex A to the Option Agreement 57/17 (V170057) between FhG for its EMFT and COGNOS

Intellectual Property Rights

1)

title: IPumpenanordnung mit Sicherheitsventil
Internal No.	Right*	Country	Priority Date	Application Date	Application No.	Publication No.	Date of Patent	Patent No.
EMFT-07F48229 WO-US	PT	us		Nov. 23, 2007	12/743 831	US 2010/0290935 Al	Feb.26, 2013	US 8 382 452 B2
EMFT-07F48229 WO-JP	PT	JP		Nov. 23, 2007	2010-534371	2011-504560	June 29, 2012	5027930
EMFT-07F48229 WO-EP	PT	EP		Nov.23, 2007	07846798.2	EP 2 220 371 Al	June 6, 2012	EP 2 220 371 Bl
EMFT-07F48229 WO-EP-CH	PT	CH		Nov. 23, 2007	07846798.2	EP 2 220 371 Al	June 6, 2012	EP 2 220 371 Bl
EMFT-07F48229 WO-EP-DE	PT	DE		Nov. 23, 2007	07846798.2	EP 2 220 371 Al	June 6, 2012	50 2007 010 011.0
EMFT-07F48229 WO-EP-FR	PT	FR		Nov. 23, 2007	07846798.2	EP 2 220 371 Al	June 6, 2012	EP 2 220 371 Bl
EMFT-07F48229 WO-EP-GB	PT	GB		Nov. 23, 2007	07846798.2	EP 2 220 371 Al	June 6, 2012	EP 2 220 371 Bl
EMFT-07F48229 WO-EP-NL	PT	NL		Nov. 23, 2007	07846798.2	EP 2 220 371 Al	June 6, 2012	EP 2 220 371 Bl

2)

itle: !METHOD FOR MANUFACTORING A BENDING TRANSDUCER, A MICRO PUMP AND A MICRO VALVE, MICRO PUMP AND MICRO VALVE
Internal No.	Right*	Country	Priority Date	Application Date	Application No.	Publication No.	Date of Patent	Patent No.
EMFT-09F50674 WO-BR	PT	BR		March 5, 2010	Pl 112012022433-6
EMFT-09F50674 WO-CN	PT	CN		March 5, 2010	201080066584.2	CN 102884352 A	June 18, 2014	ZL 201080066584.2
EMFT-09F50674 WO-EP	PT	EP		March 5, 2010	10 707 522.8	EP 2 542 810 A 2	April 15, 2015	EP 2 542 810 Bl
EMFT-09F50674 WO-EP-CH	PT	CH		March 5, 2010	10 707 522.8	EP 2 542 810 A 2	April 15, 2015	EP 2 542 810
EMFT-09F50674 WO-EP-DE	PT	DE		March 5, 2010	10 707 522.8	EP 2 542 810 A 2	April 15, 2015	60 2010 023 947.0
EMFT-09F50674 WO-EP-FR	PT	FR		March 5, 2010	10 707 522.8	EP 2 542 810 A 2	April 15, 2015	EP 2 542 810
EMFT-09F50674 WO-EP-GB	PT	GB		March 5, 2010	10 707 522.8	EP 2 542 810 A 2	April 15, 2015	EP 2 542 810
EMFT-09F50674 WO-EP-NL	PT	NL		March 5, 2010	10 707 522.8	EP 2 542 810 A 2	April 15, 2015	EP 2 542 810
EMFT-09F50674 WO-JP	PT	JP		March 5, 2010	2012-556389	2013-522512	Feb. 21, 2014	5480983
EMFT-09F50674 WO-US	PT	us		March 5, 2010	13/604,294	US 2013/0055889 Al	Aug.9, 2016	9 410 641 B2

7	March 24, 2017

3)

!Title: !PUMP ARRANGEMENT COMPRISING A SAFETY VALVE ARRANGEMENT
Internal No.	Right*	Country	Priority Date	Application Date	Application No.	Publication No.	Date of Patent	Patent No.
EMFT-12F53494 WO	PT	WO		Dec.21,2012	PCT/EP2012/076699	WO 2014/094879 Al
EMFT-12F53494 WO-CN	PT	CN		Dec.21,2012	201280021022.5	CN 104169583 A
EMFT-12F53494 WO-EP	PT	EP		Dec. 21, 2012	12813001.0	EP 2 766 606	Dec. 16,2015	EP 2 766 606 Bl
EMFT-12F53494 WO-EP-CH	PT	CH		Dec. 21, 2012	12813001.0	EP 2 766 606	Dec. 16,2015	EP 2 766 606 Bl
EMFT-12F53494 WO-EP-DE	PT	DE		Dec. 21, 2012	12813001.0	EP 2 766 606	Dec. 16,2015	60 2012 013 250.7
EMFT-12F53494 Wo-EP-FR	PT	FR		Dec. 21, 2012	12813001.0	EP 2 766 606	Dec. 16, 2015	EP 2 766 606 Bl
EMFT-12F53494 WO-EP-GB	PT	GB		Dec. 21, 2012	12813001.0	EP 2 766 606	Dec.16,2015	EP 2 766 606 Bl
EMFT-12F53494 WO-EP-NL	PT	NL		Dec. 21, 2012	12813001.0	EP 2 766 606	Dec. 16,2015	EP 2 766 606 Bl
EMFT-12F53494 WO-JP	PT	JP		Dec. 21, 2012	2014-552557	2015-505349	July 3, 2015	5770391
EMFT-12F53494 WO-US	PT	us		Dec.21,2012	14/027,522

4)

lfitle: IMIKRODOSIERSYSTEM
Internal No.	Right*	Country	Priority Date	Application Date	Application No.	Publication No.	Date of Patent	Patent No.
EMFr-15F57491 DE	PT	DE		Dec.8,2015	10 2015 224 619.1
EMFr-15F57491 CN	PT	CN	Dec. 8, 2015
EMFr-15F57491 JP	PT	JP	Dec. 8, 2015
EMFr-15F57491 US	PT	us	Dec. 8, 2015

8	March 24, 2017

Annex B to the Option Agreement 57/17 {V170057) between FhG/EMFT and COGNOS

Key data of a License Contract

Preamble

Definitions, as provided in the Option-Agreement, but in addition:

Field of Use:

shall mean all implantable micro pump applications for the therapy of intrinsic or metastatic central nervous system (CNS) cancers (brain and spinal cord) and benign or malignant CNS tumors. Application may be intraventricular or intratumoral.

The Field of Use can be extended only by mutual agreement by other Neurodegenerative diseases like Alzheimer, or other cancer treatments (e.g. Pancreatic Cancer), if COGNOS is starting a development program to realise these applications.

License:	FhG hereby grants to COGNOS an exclusive license to the IPR and the FIPR in the Field of Use.

FhG hereby grants to COGNOS a non-exclusive license to the Know-how in the Field of Use.

License fees:

Royalties: 2,0 % of the Net Selling Price of each Licensed Product exploited in a territory protected by IPR or FIPR, and 1,0 % of the Net Selling Price elsewhere, whether sold by COGNOS or a sublicensee of COGNOS.

Minimum license fee: EURO 35,000 (thirty five thousand) per annum, starting with the year, the licenses contract has been signed.

Net Selling Price:	shall mean the invoiced price for the sale of Licensed Products to the first third party that is not an affiliate of COGNOS or a sublicense of COGNOS, less sales and use taxes, customs, duties, and other governmental taxes or charges (except taxes or charges based on income), including any value added taxes incurred in connection with the sale of a Licensed Product, related services or auxiliary devices, and all freight and insurance charges, if any, and other deductions as agreed by the parties in connection with drafting the definitive License contract following exercise of this Option.

Expenses:	COGNOS shall reimburse FhG 50 % for all expenses incurred during the term of the license contract in the prosecution, maintenance, renewal and continuation of the IPR and the FIPR.

Manufacturing:	COGNOS and its sublicensees will have the right to manufacture, or arrange for the manufacture, of Licensed Products in any manner in the Field of Use and DOS will assist, as needed, in technology transfer (Know-how, support, conditions have to be defined in a technology transfer project) to any manufacturer with which COGNOS or any of its sublicensees have signed appropriate contracts.

9	March 24, 2017

Sublicensing

COGNOS is entitled to grant sublicenses. FhG shall receive from each sublicense agreement signed by COGNOS royalty payments from COGNOS based on the Net Selling Price of Licensed Products by such sublicensee, as set forth above under License fees. From all one time payments (e.g. license issue fees, sales milestones and the like) resulting from sublicense-agreements FhG shall receive 20.00%. Such percentage will not be applicable to payments made by a sublicensee:

(i)       in consideration of equity or debt securities of COGNOS;

(ii)      to support research or development activities to be undertaken by COGNOS;

(iii)     with respect to products other than Licensed Products,

(iv)     as reimbursement for patent and other expenses.

(v)      as royalties on the sale or distribution of Licensed Products

Warranties

FhG is not liable for any infringements or damages of third parties’ rights in consequence of COGNOS’s use of the license. FhG warrants and represents that it is not aware of any legal deficiencies of the IPR at the Effective Date of this Agreement.

FhG is in no event liable for, respectively does not warrant the trustworthiness, quality, industrial exploitability, serviceability of the Licensed Products and/or the IPR for the supposed purpose or any other purpose.

FhG is liable for the existence of the IPR at the Effective Date and will use its best efforts to obtain and maintain issued patents based on the IPR. FhG is not liable for an abolition of the IPR after the Effective Date.

COGNOS shall indemnify, defend and hold FhG, its trustees, officers, employees and affiliates harmless against all claims and expenses, including legal expenses and reasonable attorneys’ fees, arising out of:

(a) the death of or injury to any person; (b) any damage to property; or (c) any other claim, proceeding, demand, expense and liability;

resulting from the Exploitation of Licensed Products by COGNOS or resulting from COGNOS’s obligations to third parties relating to the Licensed Products.

The liability of FhG and its legal representatives and there employed in fulfilment of this Option-Agreement is limited to cases of willful intent or gross negligence irrespective of the legal ground.

Prosecution, maintenance of the IPR
FhG will take care of the prosecution and maintenance of the IPR and the FIPR

Period of validity	The License Contract remains in force from the Effective Date until expiry of the last IPR.

as well as further usual provisions customary for agreements of this type.

10	March 24, 2017